Exhibit 4.75

Change Order Number 3

DATED	the 18th January 2007.
BETWEEN	Amarin Neuroscience Limited of Magdalen Centre North, Oxford Science Park, Oxford OX4 4GA UK (‘Amarin’)
AND	ICON Clinical Research Limited of South County Business Park, Leopardstown, Dublin 18 (‘ICON’)
WHEREAS:
A.	The parties entered into an Agreement for Services on 30th June 2005, concerning Study known as Protocol AN01.01.0012 — A Multi-centre, double-blind, randomized, parallel group, placebo-controlled trial of ethyl-epa (Ethyl-Icosapent) in patients with Huntington’s Disease. This is a Europe only study as amended by Change Order #2 dated 8th of June 2006.
B.	The parties have agreed to certain change to the services to be provided and the associated cost as set out herein.

IT IS AGREED BY THE PARTIES AS FOLLOWS:

1. The parties agree to amend the Agreement to reflect changes set out in the Appendix 1 which is attached hereto and incorporated hereby.

2. Save as otherwise provided in this Change Order, all the terms and conditions of the Agreement dated the 30th June 2005 and subsequent change order number 2 dated 8th of June 2006 shall remain in full force and effect.

3. The value of this Change Order shall be £29,620 in direct fees and £260,795 in pass through costs. The payment schedule has been revised and attached herein as Appendix 2.

IN WITNESS WHEREOF, the parties hereto have executed this Change Order by their duly authorised representatives on the date(s) written below.

Amarin Neuroscience Limited	ICON Clinical Research Limited

NAME Alan Cooke	Mr. Sean Leech

TITLE CFO, Director	TITLE: Executive VP Commercial & Organisational Development.

DATE 1 March 2007	DATE 28 February 2007

SIGNED Alan Cooke	SIGNED Sean Leech

Appendix 1

1.  Introduction

The main changes to the project specifications are the following:

•	The patient numbers have been amended from 240 to 290 enrolled

•	The clinical team allocation has been revised in line with the planned monitoring visit schedule (table 4) thus allowing for a reduced number of monitoring visits

•	Study sites have decreased from 30 to 27 from July 2006 (reduced by 1 in Italy, 1 in UK and 1 in Portugal)

•	The official Close Out visits will now be performed as part of the Open Label extension study as agreed with Amarin. It is assumed that during the last monitoring visit for the core study an additional 4 hours time on site will be added to allow for the final collection of all the core study data (as the close out visits will be deferred to the end of the extension phase). Therefore, costs associated with resource and travel for the close out activity has been removed from this revised costing.

•	Study Timelines: The overall study timelines have been decreased in line with the revised milestone dates as outlined in the table 1 below. This allows for further cost reductions

•	Staff Allocation: The revised staff allocation in presented in table 3. This is now in line with the revised study timelines and planned monitoring visit schedule.

•	Medical Writing Cost for both studies (AN01.01.0011 and AN01.01.0012) not previously included in the contract are now included in this change order. These costs have been previously presented to and agreed by Amarin Neuroscience and attached hereafter as Appendix 3 (Cost Proposal Medical Writing Version 1, 4 July 2006).

•	Data Management: The Data Management specifications have now been revised to include additional activities related to the increased patient numbers. The revised costs also include a reduction of month activities due to the revised study timelines (reduced by 1 month)

•	Pass Through Cost: The pass through costs have been revised. This includes a reduction for CRA travel and an increase for Investigator fees

•	Inclusion of a number of unscheduled visits: These visits will be performed at sites where issues have arisen. These visits will help to resolve any issue regarding Monitoring and Case Report Form query collection and resolution. The ICON clinical team have proposed the inclusion of 14 additional visits for the core study for these activities. It is anticipated that these visits may be required close to database lock. Each additional monitoring visit in additional to the monitoring visit plan as presented in table 4, will be billed to Amarin at a rate of £1,119 per visit. This unit cost based on 8 hours time on site, 6 hours travel time and 4 hours preparation/follow up (18 hrs/unit).

2.  Revised Clinical Project Specifications

The revised study timelines are presented below:

Milestones for Study Extension	Timelines

ICON involvement begin	1st of April 2005
First patient in	15th of December 2005
Last patient screened (if applicable)	End June 2006
Last patient randomized (if applicable)	End July 2006
Last patient off treatment	End January 2007
Last patient out	End February 2007
DBL	End March 2007
Double Blind Study completed	End June 2007

Table 1

The site, country and patient distribution is detailed in the table below.

Country	Sites	Number of Patients

Austria	2	29
Germany	9	87
Italy	3	52
Portugal	1	6
Spain	4	30
UK	8	86
Total	27	290

Table 2

Staff Allocation:

Based on the requested changes and patient distribution the clinical study team allocation has been revised as follows:

FTE	Staff	Time Allocation

0.4	Project Manager	Allocated in April 2005
0.8	Project Manager	Allocated from 1st of May 2005 through 31st of December 2005
0.6	Project Manager	Allocated from 1st of January 2006 through 31st of March 2006
0.8	Project Manager	Allocated from 1st of April 2006 through 31st of 31st March 2007
0.2	Project Manager	Allocated from 1st of April 2007 through 31st of June 2007
1.5	Clinical Research Associates	Allocated in April 2005
3.0	Clinical Research Associates	Allocated from 1st of May 2005 through 31st of December 2005
2.8	Clinical Research Associates	Allocated from 1st of January 2006 through 31st of March 2006
4.6	Clinical Research Associates	Allocated from 1st of April 2006 through 30th of September 2006
3.6	Clinical Research Associates	Allocated from 1st of October 2006 through 31st of December 2006.
3.5	Clinical Research Associates	Allocated from 1st of January 2007 through 28th of February 2007.
3.0	Clinical Research Associates	Allocated in March 2007
0.8	Clinical Research Associates	Allocated in April 2007
0.7	Clinical Research Assistant	Allocated in April 2005
1.4	Clinical Research Assistants	Allocated from 1st of May 2005 through 31st of December 2005
1.2	Clinical Research Assistants	Allocated from 1st of January 2006 through 31st of March 2006
1.4	Clinical Research Assistants	Allocation from 1st of April 2006 through 30th of September 2006
1.3	Clinical Research Assistants	Allocation from 1st of October 2006 through 28th of February 2007
1.1	Clinical Research Assistants	Allocated in March 2007
0.6	Clinical Research Assistants	Allocated in April 2007
	Therapeutic Director	Allocated for 5 days for study duration
	Clinical Regulatory Compliance Associate	Allocated for 17 days for study duration
	Accounting Administrator	Allocated for 69 days for study duration

Table 3

3.  Detailed monitoring visit plan

The table below represents the detailed monitoring visit schedules as discussed with the Amarin Clinical team

CRA	Country	Site	Oct	days	Nov	days	Dec	days	Jan	days	Feb	days

James	UK	11			1	1			1	1	1	1
	UK	12			1	2			1	2
	UK	14	1	1			1	1	1	1
	UK	15			1	2			1	2	1	2
	UK	16	1	2			1	2	1	1
	UK	18			1	1	1	1	1	1	1	1
	UK		2	2	4	4	3	3	6	6	3	3
Leena	UK	13	1	1			1	1	1	1	1	1
	UK	17			1	1	1	1	1	1	1	1
	UK		1	1	1	1	2	2	2	2	2	2
	Ger	31	1	1			1	1	1	1	1	1
Corinna	Ger	35	1	1			1	1	1	1
	Ger	37	1	3			1	1	1	1	1	1
	Ger	39			1	1			1	1
	Aus	91			1	4			1	1
	Aus	92	1	2			1	1	1	1	1	1
	Ger		4	4	2	2	4	4	6	6	3	3
	Ger	32	1	1	1	2	1	1	1	1
Julia	Ger	33	1	2			1	1	1	1	1	1
	Ger	34	1	1			1	1	1	1
	Ger	36	1	1			1	1
	Ger	38	1	1	1	1			1	1
	Ger		5	5	2	2	4	4	4	4	1	1
	Port	41			1	1			1	1	1	1
Pedro	ESP	61			1	1	1	1	1	1	1	1
	ESP	62			1	1			1	1
	ESP	63			1	1			1	1	1	1
	ESP	64			1	1			1	1	1	1
			0		5	5	1	1	5	5	4	4
Silvia	ITA	71	1	1			1	1	1	1	1	1
	ITA	74	1	1	1	1	2	2	3	3	1	1
	ITA	73	1	1	1	3	1	5	1	3	1	1
			3	3	2	2	4	4	5	5	3	3
Totals			15	35	16	40	18	41	28	60	16	33

Table 4

4. Revised Cost Estimates (Clinical)

		Number of	Price per
Clinical Research Management	Units	Units	Unit*	Total (STG£)

Clinical Research Associate	Days	(84)	513	(43,076)
Clinical Research Assistant	Days	(23)	400	(9,211)

CLINICAL RESEARCH MANAGEMENT SUB-TOTAL				£(52,851)

		Number of	Price per
Estimated Pass-Through Costs	Units	Units	Unit	Total (STG£)

Travel
Site Visit Unit Cost Adjustment	Visits	(25)	300	(7,500)
Investigator Fees
Investigator Fees	Patient	50	4,900	245,000
Pharmacy Fees	Site	(3)	340	(1,020)
Hospital Overheads	0% per patie	50	490	24,500
Other
Mobile phones	CRA per mo	(4.4)	42	(185)

				£260,795

CLINICAL RESEARCH TOTAL				£(52,851)

ESTIMATED PASS THROUGH COSTS				£260,795

OVERALL TOTAL				£207,944

Table 5

Note: Cost for each additional monitoring visit will be billed at a rate of £1,119 per unit (visit).

5.  Revised Cost Estimates (Data Management)

Data Management Activity	Description	Resource/Time/Duration	CO Value

Project Management	Increase in Project Management due to the increase in the number of pages processed. (reduction in the project timelines by one month has been included in the costs)	Additional Project Management Time Required	£6,765
Scanning: increase in number of pages: 5008	Increase in the number of pages	Additional Resource Time Required.	£2,934
Data Entry: increase in number of pages: 5008	Increase in the number of pages	Additional Resource Time Required.	£9,354
Validation: increase in number of pages 5008. Cost includes increase in obvious corrections and Data Listings also.	Increase in the number of pages	Additional Resource Time Required.	£17,430
Queries: increase in number of queries from 2182 to 2682. Total increase 500.	Increase in the number of queries	Additional Resource Time Required.	£4,636
Coding: increase in number of coded terms from 4680 to 5802. Total increase 1122	Increase in the number of coded terms	Additional Resource Time Required.	£971
Close Out Activity		Additional Resource Time Required.	£1,727

Total			£43,816

NOTE: Awaiting confirmation of Biostats Specs/Costs are not included in the above grid. Stats Timelines may change

6.  Change Order Cost Summary

ICON Service	Total Cost (GBP)

Clinical Research Management Europe	(52,851)
Data Management	43,816
Medical Writing AN01.01.0011	20,999
Medical Writing AN01.01.0012	17,656

Sub-total (ICON Service)	£29,620

Estimated Pass-Through Costs	Total Cost (GBP)

Clinical Research Management Europe	260,795

Sub-total (ICON Service)	£260,795

Total Study Cost Estimate	£290,415

Appendix 2-Payment Schedule

Change Order Clinical Direct Fee Value: −£52,851
Initial Payment 10% on signature of Change Order (Feb 07)	£(5,282)
Monthly Payments x 1 months in Feb 07 (for period Jan 07 — Feb 07)	£(15,856)
Monthly Payments x 4 months (Mar07 — Jun07) −£7,928 per month	£(31,712)
Change Order Direct Fee Value: £82,471
Initial Payment 10% on signature of Change Order (Feb 07)	£8,247
Monthly Payments x 1 month in Feb 07 ( for the period Jan ’07 to Feb ’07)	£24,742
Monthly Payments x 4 months (Mar ’07 to June ’07) £12,371 per month	£49,484
SUMMARY: Change Order 2 Payment Schedule
Change Order Direct Fee Value: Clinical	£82,473
Change Order Direct Fee Value: Data Management	£(52,850)
£29,623
SUMMARY OF COSTS (CHANGE ORDER #3)
10% upon signature	£2,962
Monthly Payments x 1 month in Feb 07 (for the period Jan 07 — Feb 07 )	£8,886
Monthly Payments x 4 months (Mar ’07 to Jun ’07) £4,443 per month	£17,772
£29,620

REVISED ICON EU PAYMENT SCHEDULED (CHANGE ORDER #3)

Milestone Payments

Task Completed	Contract Value

Contract Signed	342,550
All sites initiated	192,684
50% of patients enrolled	192,684
Initial Payment 10% on signature of C/O#2	25,984
Initial Payment 10% on signature of C/O#3	2,962
100% of patients enrolled	192,684
Mid-point of treatment phase	192,684
All patients completed and data at DM	192,684
All sites closed	38,537
Final Tables & Listings	25,691

Total Milestones payments	£1,399,147

Monthly Payments

Monthly Payments contract	April ‘05 — Jan ‘07	22	15,570	342,550
Monthly Payments change order #2	Jun ‘06 — May ‘07	12	19,488	233,856
Monthly Payments change order #3	Feb ‘07	1	8,886	8,886
Monthly Payments change order #3	Mar ‘07 — June ‘07	4	4,443	17,772

Total Monthly payments				£603,064

Total payments				£2,002,211